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                                                                    EXHIBIT 23.1




                        CONSENT OF INDEPENDENT AUDITORS



We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Hugoton Energy Corporation Amended and Restated 1995 Stock Option Plan and the Jay W. Decker Nonstatutory Stock Option Agreement dated September 8, 1996 of our report dated February 7, 1997, with respect to the consolidated financial statements and schedule of Hugoton Energy Corporation included in its Annual Report (Form 10-K) for the year ended December 31, 1996.



                                         ERNST & YOUNG LLP



Wichita, Kansas
September 18, 1997